Exhibit 10.4

Execution Version

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of July 26, 2024, is entered into by and between Vivakor, Inc., a Nevada corporation, (the “Company”), and James K. Granger, an individual domiciled in Louisiana (the “Buyer”).

A. The Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the rules and regulations as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”).

B. Upon the terms and conditions stated in this Agreement, the Buyer desires to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement 1,600,000 restricted common shares in the Company (“Securities”) at an effective price of $0.50 per share to be delivered to Buyer, via book entry within 7 (seven) calendar days following the Closing Date.

NOW THEREFORE, the Company and the Buyer hereby agree as follows:

1. Purchase and Sale. On the Closing Date (as defined below), the Company shall issue and sell to the Buyer and the Buyer agrees to purchase the Securities from the Company in exchange for Eight Hundred Thousand Dollars ($800,000) (the “Purchase Price”).

1.1. Form of Payment. On the Closing Date, (i) the Buyer shall pay the Purchase Price at the Closing (as defined below) by wire transfer of immediately available funds to a Company account designated by the Company, in accordance with the Company’s written wiring instructions, against delivery of the Securities, and (ii) the Company shall deliver such duly executed Securities on behalf of the Company, to the Buyer, against delivery of such Purchase Price.

1.2. Closing Date(s). The date and time of the issuance and sale of the Securities pursuant to this Agreement (the “Closing Date”) shall be on or about July 31, 2024, or such other mutually agreed upon time. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date electronically or at such location as may be agreed to by the parties.

2. Buyer’s Investment Representations; Governing Law; Miscellaneous.

2.1 Buyer’s Investment Representations.

(a) This Agreement is made in reliance upon the Buyer’s representation to the Company, which by its acceptance hereof Buyer hereby confirms, that the Securities to be received by it will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that it has no present intention of selling, granting participation in, or otherwise distributing the same, but subject nevertheless to any requirement of law that the disposition of its property shall at all times be within its control.

(b) The Buyer understands that the Securities are not registered under the 1933 Act, on the basis that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the 1933 Act pursuant to Section 4(a)(2) thereof, and that the Company’s reliance on such exemption is predicated on the Buyer’s representations set forth herein. The Buyer realizes that the basis for the exemption may not be present if, notwithstanding such representations, the Buyer has in mind merely acquiring shares of the Securities for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. The Buyer does not have any such intention.

(c) The Buyer understands that the Securities may not be sold, transferred, or otherwise disposed of without registration under the 1933 Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Securities or an available exemption from registration under the 1933 Act, the Stock must be held indefinitely. In particular, the Buyer is aware that the Securities may not be sold pursuant to Rule 144 or Rule 701 promulgated under the 1933 Act unless all of the conditions of the applicable Rules are met. Among the conditions for use of Rule 144 is the availability of current information to the public about the Company. The Buyer represents that, in the absence of an effective registration statement covering the Securities, it will sell, transfer, or otherwise dispose of the Securities only in a manner consistent with its representations set forth herein and then only in accordance with the provisions of Section 5(d) hereof.

(d) The Buyer agrees that in no event will it make a transfer or disposition of any of the Securities (other than pursuant to an effective registration statement under the 1933 Act), unless and until (i) the Buyer shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the disposition, and (ii) if requested by the Company, at the expense of the Buyer or transferee, the Buyer shall have furnished to the Company either (A) an opinion of counsel, reasonably satisfactory to the Company, to the effect that such transfer may be made without registration under the 1933 Act or (B) a “no action” letter from the Securities and Exchange Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Securities and Exchange Commission that action be taken with respect thereto. The Company will not require such a legal opinion or “no action” letter in any transaction in compliance with Rule 144.

(e) The Buyer represents and warrants to the Company that it is an “accredited investor” within the meaning of Securities and Exchange Commission Rule 501 of Regulation D, as presently in effect.

2.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Texas or in the federal courts located in Dallas, Texas. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

2.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

2.4 Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

2.5 Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

2.6 Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the Buyer.

2.7 Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of:

2.7.1 the date delivered, if delivered by personal delivery as against written receipt therefor or by e-mail to an executive officer, or by confirmed facsimile,

2.7.2 the fifth Trading Day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

2.7.3 the third Trading Day after mailing by domestic or international express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) calendar days’ advance written notice similarly given to each of the other parties hereto):

If to the Company:

Vivakor, Inc.

5220 Spring Valley Road

Suite 500

Dallas, TX 75254

Tel: 949-281-2606

Email: jballengee@vivakor.com

With a copy to (which shall not constitute notice or service of process):

Pat Knapp

At the Company

Tel: 903-815-6350

Email: pknapp@vivakor.com

If to the Investor:

James K. Granger

11285 Heritage Oaks

Shreveport, LA 71106

If to the Transfer Agent:

Empire Stock Transfer

1859 Whitney Mesa Drive

Henderson, NV 89014

Tel: 702-818-5898

Email: info@empirestock.com

2.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Notwithstanding anything to the contrary herein, the rights, interests or obligations of the Company hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Buyer, which consent may be withheld at the sole discretion of the Buyer; provided, however, that in the case of a merger, sale of substantially all of the Company’s assets or other corporate reorganization, the Buyer shall not unreasonably withhold, condition or delay such consent. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Buyer hereunder may be assigned by Buyer to a third party, including its financing sources, in whole or in part, without the need to obtain the Company’s consent thereto.

2.9 Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

2.10 Survival. The representations and warranties of the Company and the agreements and covenants set forth in this Agreement shall survive the Closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of the Buyer. The Company agrees to indemnify and hold harmless the Buyer and all its officers, directors, employees, attorneys, and agents for loss or damage arising as a result of or related to any breach or alleged breach by the Company of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

2.11 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

2.12 Remedies. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that the Buyer shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

2.13 Buyer’s Rights and Remedies Cumulative. All rights, remedies, and powers conferred in this Agreement and the Transaction Documents on the Buyer are cumulative and not exclusive of any other rights or remedies, and shall be in addition to every other right, power, and remedy that the Buyer may have, whether specifically granted in this Agreement or any other Transaction Document, or existing at law, in equity, or by statute; and any and all such rights and remedies may be exercised from time to time and as often and in such order as the Buyer may deem expedient.

2.14 Ownership Limitation. If at any time after the Closing, the Buyer shall or would receive shares of Common Stock, so that the Buyer would, together with other shares of Common Stock held by it or its Affiliates, own or beneficially own by virtue of such action or receipt of additional shares of Common Stock a number of shares exceeding 9.99% of the number of shares of Common Stock outstanding on such date (the “Maximum Percentage”), the Company shall not be obligated and shall not issue to the Buyer shares of Common Stock which would exceed the Maximum Percentage, but only until such time as the Maximum Percentage would no longer be exceeded by any such receipt of shares of Common Stock by the Buyer. The foregoing limitations are enforceable, unconditional and non-waivable and shall apply to all Affiliates and assigns of the Buyer.

2.15 No Shorting. For so long as Investor holds any securities of Company, neither Investor nor any of its Affiliates will engage in or effect, directly or indirectly, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.

2.16 Attorneys’ Fees and Cost of Collection. In the event of any action at law or in equity to enforce or interpret the terms of this Agreement or any of the other Transaction Documents, the parties agree that the party who is awarded the most money shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys’ fees and expenses paid by such prevailing party in connection with the litigation and/or dispute without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair a court’s power.

2.17 Execution by Facsimile or PDF. This Agreement may be executed by facsimile or portable document format, which shall have the same effect and force as an original signature.

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IN WITNESS WHEREOF, the undersigned Buyer and the Company have caused this Agreement to be duly executed and entered into as of the date first above written.

THE COMPANY:

Vivakor, Inc.

By:
James Ballengee Chief Executive Officer

THE BUYER:

By:
James K. Granger, individually

Signature Page to Securities Purchase Agreement